                                                  AMERICAN SKANDIA TRUST
                                              INVESTMENT MANAGEMENT AGREEMENT

                  Agreement made this ___ day of ____, 2003,  between  American  Skandia Trust, a Massachusetts  trust (the
Fund), and each of Prudential  Investments LLC, a New York limited liability  company (PI) and American Skandia  Investment
Services, Inc. (ASISI).

                                                    W I T N E S S E T H

                  WHEREAS,  the  Fund is a  diversified,  open-end  management  investment  company  registered  under  the
Investment Company Act of 1940, as amended (the 1940 Act); and

                  WHEREAS,  the Fund desires to retain PI and ASISI jointly to render or contract to obtain as  hereinafter provided  investment  advisory  services to the Fund and the Fund also desires to avail itself of the facilities  available to PI and ASISI with respect to the  administration of its day-to-day  business affairs,  and both PI and ASISI are willing to render such investment advisory and administrative services; and

                  WHEREAS,  the Fund  desires  to retain PI and ASISI to act as  co-managers  (in such joint  capacity  the
Co-Managers)  with respect to the Fund; it being understood that PI, except as otherwise  provided  herein,  shall oversee, supervise and assist with ASISI's provision of investment advisory services to the Fund;

                  NOW, THEREFORE, the parties agree as follows:

                  1.       The Fund hereby  appoints the  Co-Managers to act as manager of the Fund and each series thereof set forth on Schedule A hereto (each a Portfolio) and as  administrator  of its business  affairs for the period and on the terms set forth in this  Agreement.  The  Co-Managers  accept  such  appointment  and agree to render the  services  herein described,  for the  compensation  herein  provided.  Subject to the  approval of the Board of  Trustees  of the Fund,  the
Co-Managers  are  authorized  to  enter  into  one or more  subadvisory  agreements  with any  subadviser,  whether  or not affiliated with the Manager (including,  to the extent legally  permissible,  Prudential  Investment  Management,  Inc. and
Jennison  Associates  LLC) (each,  a  Subadviser),  pursuant to which such  Subadviser  shall  furnish to the Fund and each
Portfolio  investment  advisory  services  in  connection  with the  management  of the Fund and such  Portfolio  (each,  a
Subadvisory  Agreement).  Subject to the approval of the Board of Trustees of the Fund, the  Co-Managers  are authorized to retain more than one Subadviser for each  Portfolio,  and if any Portfolio has more than one  Subadviser,  the  Co-Managers are  authorized to allocate and  reallocate  the assets of such Portfolio  among the  Subadvisers  to such  Portfolio.  The
Co-Managers  will  continue to have joint and several  responsibility  to the Fund and each  Portfolio  for all  investment advisory  services  furnished  to the  Fund  and  such  Portfolio  pursuant  to any  Subadvisory  Agreement.  The  Fund and
Co-Managers  understand and agree that the  Co-Managers  may manage the Fund and each Portfolio in a  "manager-of-managers"
style with either a single Subadviser or multiple  Subadvisers for such Portfolio,  which contemplates that the Co-Managers will, among other things and pursuant to an Order issued by the Securities and Exchange  Commission  (SEC): (i) continually evaluate the  performance  of each  Subadviser to such  Portfolio,  if applicable,  through  quantitative  and  qualitative analyses and consultations with such Subadviser;  (ii)  periodically,  and at least annually,  make  recommendations to the
Fund's Board as to whether the contract  with each  Subadviser  should be renewed,  modified,  or  terminated in respect of such Portfolio;  and (iii)  periodically  report to the Fund's Board regarding the results of its evaluation and monitoring functions.  The Fund  recognizes  that,  subject to Board approval,  a Subadviser's  services in respect of the Fund or any
Portfolio  may be  terminated or modified  pursuant to the  "manager-of-managers"  process,  and that the  Co-Managers  may appoint a new Subadviser for any Subadviser that is so removed.

                  2.       Subject  to the  supervision  of the  Board of  Trustees  of the  Fund,  the  Co-Managers  shall administer the Fund's  business  affairs and, in connection  therewith,  shall furnish the Fund with office  facilities and with clerical,  bookkeeping and  recordkeeping  services at such office facilities and, subject to Section 1 hereof and any
Subadvisory  Agreement,  the  Co-Managers  shall manage the  investment  operations of the Fund and the  composition of the investment  portfolio for each Portfolio,  including the purchase,  retention and disposition  thereof,  in accordance with the Portfolio's  investment  objectives,  policies and restrictions as stated in the Fund's SEC  registration  statement on
Form N-1A, as in effect from time to time (the Registration Statement), and subject to the following understandings:

                           (a)      With respect to the Fund and each Portfolio,  the Co-Managers (or the  Subadviser(s) to such  Portfolio  under  the  Co-Managers'  supervision)  shall  provide  supervision  of the  Portfolio's investments,  and shall  determine from time to time what  investments  or securities  will be purchased, retained,  sold or loaned by the  Portfolio,  and what  portion of the assets of such  Portfolio  will be invested or held uninvested as cash.

                           (b)      With respect to the Fund and each  Portfolio,  the  Co-Managers,  in the performance of their duties and obligations under this Agreement,  shall act in conformity with the Declaration of Trust of the Fund and the  Registration  Statement  and with the  instructions  and  directions of the Board of
                  Trustees of the Fund, and will conform to and comply with the  requirements of the 1940 Act and all other applicable  federal and state laws and  regulations.  In connection  therewith,  the  Co-Managers  shall, among other  things,  prepare and file (or cause to be prepared and filed) such reports as are, or may in the future be, required by the SEC).

                           (c)      With respect to the Fund and each Portfolio,  the Co-Managers (or the  Subadviser(s) to such Portfolio under the Co-Managers'  supervision)  shall determine the securities and futures contracts to be purchased or sold by such Portfolio and will place orders pursuant to their  determinations with or through such persons,  brokers,  dealers or futures  commission  merchants  (including but not limited to
                  Prudential  Securities  Incorporated,  to the extent legally  permissible)  in conformity with the policy with  respect to  brokerage  as set forth in the  Registration  Statement or as the Board of Trustees may
                  direct from time to time. In providing the Fund and each Portfolio  with  investment  supervision,  it is recognized  that  the  Co-Managers  (or  the  Subadviser(s)  to such  Portfolio  under  the  Co-Managers'
                  supervision)  will give  primary  consideration  to  securing  the most  favorable  price  and  efficient execution.  Consistent with this policy,  the Co-Managers (or the  Subadviser(s)  to such Portfolio under the Co-Managers'  supervision) may consider the financial  responsibility  of or [research and investment information  and other services]  provided by brokers,  dealers or futures  commission  merchants who may effect or be a party to any such  transaction or other  transactions  to which other clients of either of the Co-Manager (or  Subadvisers)  may be a party, the size and difficulty in executing the order, and the value of the expected  contribution  of the broker dealer to the investment  performance of the Portfolio on a continuing basis. It is understood that, to the extent legally  permissible,  Prudential  Securities
                  Incorporated  (or a  broker-dealer  affiliated  with a  Subadviser)  may be used as principal  broker for securities  transactions,  but that no formula has been adopted for  allocation of the Fund's  investment transaction  business for the Fund or any Portfolio.  It is also  understood that it is desirable for the
                  Fund and each  Portfolio  that the Co-Manager (or the  Subadviser(s)  to such  Portfolio)  have access to supplemental  investment and market  research and security and economic  analysis  provided by brokers or futures  commission  merchants,  and that such  brokers  or  futures  commission  merchants  may  execute brokerage  transactions  at a higher cost to the Fund and such Portfolio than may result when  allocating brokerage to other  brokers or futures  commission  merchants on the basis of seeking the most  favorable price and efficient  execution.  Therefore,  the  Co-Managers  (and the  Subadviser(s)  to such Portfolio under the  Co-Manager's  supervision)  each is authorized  to pay higher  brokerage  commissions  for the purchase  and sale of  securities  and futures  contracts  for the Fund to brokers or futures  commission merchants who provide such research and analysis,  subject to review by the Fund's Board of Trustees from time to time with respect to the extent and  continuation  of this  practice.  It is understood  that the services provided by such broker or futures  commission  merchant may be useful to the Co-Manager (or the
                  Subadviser) in connection with its services to other clients.

                           On occasions when the Co-Managers  (or any Subadviser to such Portfolio  under the  Co-Managers'
                  supervision)  deem the purchase or sale of a security or a futures contract to be in the best interest of the Fund and such  Portfolio  as well as other  clients  of the  Co-Managers  (or such  Subadviser),  the
                  Co-Manager  (or  such  Subadviser),  to the  extent  legally  permissible,  may,  but  shall  be under no obligation  to,  aggregate  the  securities  or futures  contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage  commissions and efficient  execution.  In such event, allocation of the securities or futures  contracts so purchased or sold, as well as the expenses incurred in the  transaction,  will be made by the Co-Managers (or such  Subadviser) in the manner it considers to be the most  equitable and consistent  with its fiduciary  obligations to the Fund and such Portfolio and to such other clients.

                           (d)      With respect to the Fund and each Portfolio,  the Co-Managers (or the  Subadviser(s) to such Portfolio under the Co-Managers'  supervision)  shall maintain all books and records with respect to the Fund's and such Portfolio's  portfolio  transactions and shall render to the Fund's Board of Trustees such periodic and special reports as the Board may reasonably request.

                           (e)      With respect to the Fund and each Portfolio,  the Co-Managers (or the  Subadviser(s) to such Portfolio under the Co-Manager's  supervision) shall be responsible for the financial and accounting records to be  maintained  by the Fund and such  Portfolio's  (including  those being  maintained  by the
                  Fund's custodian).

                           (f)      With respect to the Fund and each Portfolio,  the Co-Manager (or the  Subadviser(s)  to such Portfolio under the  Co-Managers'  supervision)  shall provide the Fund's custodian on each business day information relating to all transactions concerning the assets of the Fund and such Portfolio.

                           (g)      The investment  management  services of the Co-Managers under this Agreement are not to be deemed exclusive, and the Co-Managers shall be free to render similar services to others.

                           (h)      The  Co-Managers  shall make  reasonably  available  their  employees  and officers for consultation  with any of the  Trustees or officers or  employees  of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

                     3.    The Fund has delivered to the Co-Managers copies of each of the following documents and will deliver to it all future amendments and supplements, if any:
                           (a)      Articles of Incorporation or Declaration of Trust of the Fund;

                           (b)      By-Laws of the Fund (such By-Laws,  as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                           (c)      Certified  resolutions of the Board of Trustees of the Fund authorizing the appointment of the Manager and approving the form of this agreement;

                           (d)      Registration  Statement  under the 1940 Act and the Securities Act of 1933, as amended, on Form  N-1A,  as filed  with the SEC  relating  to the Fund and its  shares  of  common  stock  and all amendments thereto; and

(e)      Each prospectus and statement of additional information of the Fund.

                  4.       The  Co-Managers  shall  authorize  and permit any of their  officers and  employees  who may be elected as Trustees  or  officers of the Fund to serve in the  capacities  in which they are  elected.  All  services to be furnished by the  Co-Managers  under this  Agreement may be furnished  through the medium of any such officers or employees of the Co-Managers.

                  5.       The  Co-Managers  shall  keep the Fund's  books and  records  required  to be  maintained  by it pursuant to Paragraph 2 hereof.  The  Co-Managers  agree that all records  which it maintains for the Fund are the property of the Fund, and they will surrender  promptly to the Fund any such records upon the Fund's request,  provided however that the Co-Managers may retain a copy of such records.  The  Co-Managers  further agree to preserve for the periods  prescribed by Rule 31a-2  under the 1940 Act any such  records  as are  required  to be  maintained  by the  Co-Managers  pursuant  to
Paragraph 2 hereof.

                  6.       During the term of this Agreement, the Co-Managers shall pay the following expenses:

                           (i)      the salaries and expenses of all  Trustees,  officers and employees of the Fund and the
                                    Co-Managers,  except the fees and expenses of Trustees who are not  affiliated  persons of the Co-Managers or any Subadviser,

                           (ii)     all expenses  incurred by the  Co-Managers  in  connection  with  managing the ordinary course of the  Fund's  business,  other  than  those  specifically  assumed by the Fund herein, and

                           (iii)    the fees,  costs and  expenses  payable to each  Subadviser  pursuant to a  Subadvisory
                                    Agreement.

                  The Fund assumes and will pay the expenses described below:

                           (a)      the fees and  expenses  incurred by the Fund or any  Portfolio in  connection  with the management of the investment and reinvestment of its assets,

                           (b)      the fees and  expenses of Fund  Trustees who are not  "interested  persons" of the Fund within the meaning of the 1940 Act,

                           (c)      the fees and expenses of the Custodian  that relate to (i) the  custodial  function and the recordkeeping  connected therewith,  (ii) preparing and maintaining the general accounting records of the Fund  and the  provision  of any  such  records  to the  Co-Managers  useful  to the  Co-Managers  in connection  with the  Co-Managers'  responsibility  for the  accounting  records of the Fund  pursuant to
                  Section 31 of the 1940 Act and the rules  promulgated  thereunder,  (iii) the pricing or valuation of the shares of the Fund,  including  the cost of any pricing or  valuation  service or  services  which may be retained  pursuant to the  authorization of the Board of Trustees of the Fund, and (iv) for both mail and wire orders,  the  cashiering  function in  connection  with the issuance  and  redemption  of the Fund's securities,

                           (d)      the fees and expenses of the Fund's Transfer and Dividend  Disbursing Agent that relate to the maintenance of each shareholder account,

                           (e)      the charges and expenses of legal counsel and independent accountants for the Fund,

                           (f)      brokers'  commissions  and any  issue  or  transfer  taxes  chargeable  to the  Fund in connection with its securities and futures transactions,

                           (g)      all  taxes  and  corporate  fees  payable  by the  Fund  to  federal,  state  or  other governmental agencies,

                           (h)      the fees of any trade associations of which the Fund may be a member,

                           (i)      the cost of certificates  representing,  and/or  non-negotiable  share deposit receipts evidencing, shares of the Fund,

                           (j)      the cost of fidelity, directors' and officers' and errors and omissions insurance,

                           (k)      the fees and expenses involved in registering and maintaining  registration of the Fund and of its shares with the SEC, and paying notice filing fees under state securities laws,  including the preparation  and printing of the  registration  statement and the Fund's  prospectuses  and statements of additional information for filing under federal and state securities laws for such purposes,

                           (l)      allocable  communications  expenses with respect to investor  services and all expenses of  shareholders'  and Trustees'  meetings and of preparing,  printing and mailing reports and notices to shareholders in the amounts necessary for distribution to the shareholders,

                           (m)      litigation and indemnification  expenses and other extraordinary  expenses not incurred in the ordinary course of the Fund's business, and

                           (n)      any  expenses  assumed by the Fund  pursuant  to a  distribution  and/or  service  plan adopted in a manner that is consistent with Rule 12b-1 under the 1940 Act.

                  7.       For  the  services  provided  and the  expenses  assumed  by the  Co-Managers  pursuant  to this
Agreement,  the Fund will pay to ASISI as full  compensation  therefore  a fee at the annual  rate(s) as  described  on the attached  Schedule A with respect to the average daily net assets of the Fund.  This fee will be computed  daily,  and will be paid to ASISI  monthly.  The Fund shall not pay any fee or other  compensation  to PI for the services  provided and the expenses  assumed  pursuant to this  Agreement.  Provided,  however,  that upon any  dissolution,  liquidation or merger of
ASISI into PI, or in the event that ASISI is unable for any reason to perform its duties as  specified  in this  Agreement,
PI shall be  entitled  to receive the same fees as formerly  paid by the Fund to ASISI  subject to the  performance  of the obligations of the Co-Managers hereunder.

                  8.       The  Co-Managers  shall not be liable for any error of judgment or for any loss  suffered by the
Fund in connection  with the matters to which this  Agreement  relates,  except that the  Co-Managers  shall be jointly and severally  liable for any loss resulting from a breach of fiduciary  duty with respect to the receipt of  compensation  for services  (in which case any award of damages  shall be limited to the period and the amount set forth in Section  36(b)(3)
of the 1940 Act) or loss resulting from willful  misfeasance,  bad faith or gross negligence on either Co-Manager's part in the  performance  of their duties or from reckless  disregard by either  Co-Manager of their  obligations  and duties under this  Agreement.  Federal and state laws impose  responsibilities  under certain  circumstances  on persons who act in good faith and,  therefore,  nothing  herein shall in any way constitute a waiver of limitation of any rights which the Fund may have under applicable law.

                  9.       This  Agreement  shall  continue  in effect as to each  Portfolio  for a period of more than two years from the date hereof only so long as such  continuance is specifically  approved at least annually in conformity with the  requirements  of the 1940 Act;  provided,  however,  that this Agreement may be terminated with respect to the Fund or any  Portfolio  at any time,  without  the  payment of any  penalty,  by the Board of  Trustees of the Fund or by vote of a majority of the  outstanding  voting  securities (as defined in the 1940 Act) of such  Portfolio,  or by the Co-Managers at any time,  without  the  payment of any  penalty,  on not more than 60 days' nor less than 30 days'  written  notice to the other party.  This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                  10.      Nothing in this  Agreement  shall limit or restrict  the right of any officer or employee of the
Co-Managers  who may also be a Trustee,  officer or employee  of the Fund to engage in any other  business or to devote his or her time and attention in part to the  management  or other aspects of any business,  whether of a similar or dissimilar nature,  nor limit or restrict the right of the  Co-Managers to engage in any other  business or to render  services of any kind to any other corporation,  firm,  individual or association;  provided that nothing in this paragraph 10 shall relieve the Co-Managers from the performance of any obligation hereunder.

                  11.      Except as  otherwise  provided  herein or  authorized  by the Board of Trustees of the Fund from time to time, the  Co-Managers  shall for all purposes  herein be deemed to be independent  contractors,  and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or any Portfolio.

                  12.      During  the  term of this  Agreement,  the Fund  agrees  to  furnish  the  Co-Managers  at their respective  principal  offices all  prospectuses,  proxy statements,  reports to shareholders,  sales literature,  or other material  prepared for  distribution to  shareholders of the Fund or the public,  which refer in any way to the Co-Managers prior to use thereof and not to use such  material if the  Co-Managers  reasonably  object in writing  within five business days (or such other time as may be mutually agreed) after receipt  thereof.  In the event of termination of this Agreement, the Fund will continue to furnish to the  Co-Managers  copies of any of the above-  mentioned  materials which refer in any way to the Co-Managers.  Sales  literature may be furnished to the Co-Managers  hereunder by first-class or overnight mail, facsimile  transmission  equipment or hand delivery.  The Fund shall furnish or otherwise make available to the Co-Managers such other  information  relating to the  business  affairs of the Fund as the  Cop-Managers  at any time,  or from time to time, reasonably request in order to discharge its obligations hereunder.

                  13.      This  Agreement may be amended by mutual  consent,  but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

                  14.      Any notice or other  communication  required  to be given  pursuant to this  Agreement  shall be deemed duly given if delivered or mailed by registered mail, postage prepaid to the respective  addresses  indicated below;
provided that any party may, by written notice to the others, designate a different recipient or address for such party:

                   If to the Co-Managers:                   Prudential Investments LLC
                                                            Gateway Center Three
                                                            100 Mulberry Street, 4th Floor
                                                            Newark, NJ  07102-4077
                                                            Attention:  President
                                                                             and
                                                            American Skandia Investment Services,
                                                            Inc.
                                                            One Corporate Drive
                                                            Shelton, CT  06484
                                                            Attention:

                   If to the Fund:                          American Skandia Trust
                                                            One Corporate Drive
                                                            Shelton, CT  06484
                                                            Attention:

                                                            Copy to:
                                                            Prudential Investments LLC
                                                            Gateway Center Three
                                                            100 Mulberry Street, 4th Floor
                                                            Newark, NJ  07102-4077
                                                            Attention:  President

                  15.      This  Agreement  shall be governed by and construed in accordance  with the laws of the State of
New York.

                  16.      The Fund may use the name  "___________Portfolio"  or any name including the word  "Prudential,"
"Skandia,"  "AST," or "American  Skandia" only for so long as this Agreement or any extension,  renewal or amendment hereof remains in effect,  including any similar  agreement with any  organization  which shall have succeeded to the Co-Managers'
business  as  Co-Managers  or any  extension,  renewal  or  amendment  thereof  remain in  effect.  At such time as such an agreement  shall no longer be in effect,  the Fund will (to the extent  that it  lawfully  can) cease to use such a name or any other  name  indicating  that it is  advised  by,  managed  by or  otherwise  connected  with the  Co-Managers,  or any organization  which  shall have so  succeeded  to such  businesses.  In no event  shall the Fund use the name  "___________
Portfolio."  or any name  including the word  "Prudential,"  "Skandia,"  "AST," or "American  Skandia" if the  Co-Managers'
functions  are  transferred  or assigned to a company of which The  Prudential  Insurance  Company of America does not have control.  Further provided,  that the Fund's right to use the words "Skandia,"  "AST," or "American  Skandia" shall also be subject  to the  terms,  conditions,  restrictions  and  limitations  governing  the use of such  words as set forth in any licensing or similar  agreement(s)  that may then be in effect between  Prudential  Financial,  Inc. and Skandia  Insurance
Company Ltd. Or their successors or assigns.

                  17.      Liability of the Trustees and  Shareholders.  A copy of the Agreement and  Declaration  of Trust
                           -------------------------------------------
of the Trust is on file with the  Secretary  of the  Commonwealth  of  Massachusetts,  and notice is hereby given that this instrument are not binding upon any of the Trustees or  shareholders  individually  but is binding only upon the assets and property of the Trust.

                  18.      Questions of  Interpretation.  Any question of  interpretation  of any term or provision of this
                           ----------------------------
Agreement  having a  counterpart  in or  otherwise  derived  from a term or  provision  of the ICA,  shall be  resolved  by reference to such term or provision of the ICA and to interpretations  thereof,  if any, by the United States courts or, in the absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange
Commission  issued  pursuant  to the ICA. In  addition,  where the effect of a  requirement  of the ICA,  reflected  in any provision of this  Agreement,  is related by rules,  regulation or order of the  Securities and Exchange  Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                 IN WITNESS WHEREOF,  the parties hereto,  intending to be legally bound, have caused this instrument to be executed by their officers designated below as of the day and year above written.

                                               AMERICAN SKANDIA TRUST

                                               By:  _____________________________

                                               PRUDENTIAL INVESTMENTS LLC

                                               By:  ____________________________

                                               AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED

                                               By:______________________________

                                               Schedule A

---------------------------------------------------------------------
AST Strong International Equity Portfolio
AST William Blair International Growth Portfolio
AST American Century International Growth Portfolio
AST DeAM International Equity Portfolio
AST MFS Global Equity Portfolio
AST PBHG Small-Cap Growth Portfolio
AST DeAM Small-Cap Growth Portfolio
AST Federated Aggressive Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST Gabelli Small-Cap Value Portfolio
AST DeAM Small-Cap Value Portfolio
AST Goldman Sachs Mid-Cap Growth Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman Mid-Cap Value Portfolio
AST Alger All-Cap Growth Portfolio
AST Gabelli All-Cap Value Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Alliance Growth Portfolio
AST MFS Growth Portfolio
AST Marsico Capital Growth Portfolio
AST Goldman Sachs Concentrated Growth Portfolio
AST DeAM Large-Cap Growth Portfolio
AST DeAM Large-Cap Value Portfolio
AST Alliance/Bernstein Growth + Value Portfolio
AST Sanford Bernstein Core Value Portfolio
AST Cohen & Steers Realty Portfolio
AST Sanford Bernstein Managed Index 500 Portfolio
AST American Century Income & Growth Portfolio
AST Alliance Growth and Income Portfolio
AST MFS Growth with Income Portfolio
AST INVESCO Capital Income Portfolio
AST DeAM Global Allocation Portfolio
AST American Century Strategic Balanced Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST Federated High Yield Portfolio
AST Lord Abbett Bond-Debenture Portfolio
AST DeAM Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST Money Market Portfolio

Schedule dated April 30, 2003.